UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2011
Ryder System, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street, Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
2011 Compensation Programs
On February 11, 2011, the Compensation Committee of our Board of Directors (and the independent directors of our Board of Directors, with respect to Gregory T. Swienton, our Chairman and Chief Executive Officer) approved the terms and conditions of the 2011 Annual Incentive Awards (also referred to as the 2011 Performance Incentive Plan) for our named executive officers (including Mr. Swienton). As economic conditions have begun to stabilize, the Compensation Committee (and the independent directors with respect to Mr. Swienton) have decided to revise the 2011 Performance Incentive Plan to make it more in-line with Ryder’s historical incentive compensation program and return to one annual performance period. In addition, payments of incentive awards under the Plan will be based on the achievement of certain levels of three financial metrics, rather than only earnings per share: earnings per share (40% weighting), operating revenue (30% weighting) and return on capital (30% weighting). The Plan will provide that the Compensation Committee, with respect to the named executive officers other than Mr. Swienton, and the independent directors, with respect to Mr. Swienton, may use negative discretion to reduce by up to 10% the actual payout that such NEO is otherwise entitled to based on individual performance objectives. For 2011, the individual performance objectives are intended to support our strategic direction for long-term value of the organization, tactical execution of the operations and business and organizational goals. For 2011, the total amount of the performance incentive plan opportunity will remain unchanged from 2010: 120% of base salary for our CEO and 75% of base salary for each of our other NEOs, with a maximum equal to two times the performance incentive plan opportunity.
The terms and conditions for the 2011 Performance Incentive Plan are attached as Exhibit 10.1 to this Current Report on Form 8-K.
2011 Long-Term Incentive Awards.
On February 11, 2011, the Compensation Committee and the independent directors also approved the 2011 long-term incentive awards for our CEO and the other NEOs. The long-term incentive value approved for the CEO and each other NEO is awarded 45% in stock options, 35% in performance-based restricted stock rights and 20% in performance-based cash awards.
The stock options vest in three equal annual installments commencing on the first anniversary of the grant date and expire seven years from the grant date.
The performance-based restricted stock rights (PBRSRs) will vest if our cumulative total shareholder return (generally the change in our stock price over the performance period assuming reinvestment of dividends paid) (TSR) meets or exceeds the cumulative total return of the S&P 500 Composite Index for the three-year performance period beginning on January 1, 2011 and ending on December 31, 2013. The performance-based cash awards (PBCAs) will vest if our cumulative TSR meets or exceeds the cumulative total return of the 33rd percentile of the S&P 500 Composite Index for the three-year performance period beginning on January 1, 2011 and ending on December 31, 2013. Total shareholder return for both the PBRSRs and PBCAs will be calculated by measuring the absolute difference in cumulative TSR for each month of the 36 month performance period and averaging this over the number of periods measured.
The long-term incentive awards are being issued under the same terms and conditions which were filed with respect to the 2009 long-term incentive awards.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this Report on Form 8-K:
Exhibit 10.1:     Terms and Conditions applicable to the 2011 Annual Incentive Awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.
February 15, 2011	By:	/s/ Robert D. Fatovic
		Name:	Robert D. Fatovic
		Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Terms and Conditions applicable to the 2011 Performance Incentive Plan granted under the Ryder System, Inc. 2005 Equity Compensation Plan.